Exhibit 10.3

ALTABA INC.

LONG-TERM DEFERRED COMPENSATION INCENTIVE PLAN

DEFERRAL ELECTION FORM

This Deferral Election Form (the “Deferral Election Form”) specifies my election under the Altaba Inc. Long-Term Deferred Compensation Incentive Plan, as may be amended from time to time (the “Plan”). I understand that this election shall at all times remain subject to the terms of the Plan. All capitalized terms used herein and not defined shall have the meanings provided in the Plan.

I hereby make the following election with respect to annual retainer and meeting fees (collectively, the “Director Fees”) that will be paid to me during the period commencing on the first day following the date on which I return a properly completed and executed copy of this Deferral Election Form to the Company. Absent my election hereunder, I understand that the Director Fees due to me are calculated and paid quarterly. I further understand that (a) I must return a properly completed and executed copy of this Deferral Election Form within thirty (30) days after the date that I first become eligible to participate in the Plan and (b) my election to defer my Director Fees will only apply to Director Fees attributable to services I have not yet performed as of August 16, 2017.

Participant:     [            ]

I. Director Fees Deferral Election

I irrevocably elect, in accordance with the provisions of the Plan, to defer payment of                     % (insert whole percentage number of not less than 50% and up to 100%) of my Director Fees, which deferrals shall be credited to my Deferral Account pursuant to the terms of the Plan.

II. Calculation of Payout of Deferral Account

I acknowledge and agree that the value of my Deferral Account, as of a given date, shall be based on the level of the Trading Discount Reduction for such date calculated as follows:

(a) the accumulated amount of deferred Director Fees that are credited to my Deferral Account based on my election above, multiplied by

(b) the resulting Payout Multiplier determined based on the Trading Discount Reduction calculated as of such date by reference to the table below:

	Current Trading Discount^	Change from Trading Discount a/o 8/11/17	Trading Discount Reduction from Baseline (27.2%)	Payout Multiplier*
Trading Discount as of 8/11/17	30.3%		-3.1%	—
	28.0%	2.3%	-0.8%	—
Baseline	27.2%	3.1%	0.0%	—
Threshold	25.6%	4.7%	1.6%	0.50
	23.4%	6.9%	3.8%	1.00
	21.2%	9.1%	6.0%	1.50
	19.0%	11.3%	8.2%	2.00
	16.4%	13.9%	10.8%	3.00
	14.5%	15.8%	12.7%	3.50
Maximum	12.5%	17.8%	14.7%	4.00

^	As defined in the Plan.
*	The Payout Multiplier is applied towards the value of the Deferral Account. The Payout Multiplier is capped at 4.0 if the Trading Discount Reduction is at least 14.7%. If the Trading Discount Reduction is less than 1.6%, the Payout Multiplier shall be equal to zero. If the Trading Discount Reduction falls between any two scheduled levels, the Payout Multiplier will be calculated using straight line interpolation between such levels.

I acknowledge and agree that for purposes of this Part II, measurement of the level of the Trading Discount Reduction shall be determined by the Plan Administrator pursuant to Sections 3.6(b) and 4.3 of the Plan.

I further acknowledge and agree that payment of my Deferral Account shall be made to me or my Beneficiary, as applicable, in a single lump sum pursuant to the terms of Section 4.4 of the Plan.

III. Acknowledgements and Signature

1. I acknowledge that my election to defer any portion of my Director Fees payable to me in connection with my future services as a Director is irrevocable.

2. I acknowledge that individual benefits under the Plan are payable as they become due solely from the general assets of the Company, and to the extent that I or any person acquires a right to receive payments under the Plan, such right shall be no greater than the right of any general creditor of the Company. Neither the Plan nor any action taken pursuant to the terms of the Plan shall be considered to create a fiduciary relationship between me and the Company or any other person, or to require the establishment of a trust of which the assets of the Plan are beyond the claims of any general creditor of the Company.

3. By my signature below, I agree to be bound by the terms and conditions of this Deferral Election Form and the Plan, each as may be amended or restated from time to time, as applicable. I have reviewed this Deferral Election Form and the Plan in their entirety, and have had an opportunity to obtain the advice of counsel prior to executing this Deferral Election Form.

4. I agree to accept as binding, conclusive and final all decisions or interpretations of the Plan Administrator upon any questions arising under this Deferral Election Form or the Plan or otherwise relating to my election to defer Director Fees hereunder.

Date : August 16, 2017
Signature

Date Received by the Company: